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                                                           Exhibit 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-50681 of Aurora Foods Inc. on Form S-1 of our report dated June 9,
1998, on the Duncan Hines Business of The Procter & Gamble Company, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Cincinnati, Ohio
June 22, 1998